Execution Version

INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT, dated as of July 19, 2018 (this “Amendment”), is made and entered into by and among Clean Harbors, Inc., a Massachusetts corporation (the “Borrower”), each of the entities listed as an Incremental Lender on the signature pages hereto (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”), Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (in such capacity, the “Agent”) and the other Loan Parties as of the date hereof.
RECITALS:
WHEREAS, reference is made to the Credit Agreement dated as of June 30, 2017 (as amended by the First Amendment, dated as of April 17, 2018 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the other Loan Parties, the lenders from time to time party thereto and the Agent;
WHEREAS, it is intended that the Borrower will (a) obtain the Incremental Term Loans (as defined below) in the form of New Term Loans (as defined in the Credit Agreement) pursuant to Section 2.19 of the Credit Agreement and (b) use the proceeds of the borrowings under the Incremental Term Loans, together with proceeds from drawings under the ABL Facility and/or cash on hand, to (i) repurchase and/or redeem (the “Incremental Amendment Refinancing”) all of the $400,000,000 currently outstanding aggregate principal amount of the Borrower’s 5.25% Senior Notes due 2020 (the “2020 Senior Notes”) and (ii) pay fees and expenses incurred in connection with the foregoing (the transactions described in this paragraph, collectively, the “Transactions”);
WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.19 of the Credit Agreement, the Borrower has requested that (a) the Incremental Lenders provide additional Initial Term Loans (each an “Incremental Term Loan”) in an aggregate principal amount of $350,000,000 and (b) the Credit Agreement be amended in the manner provided for herein; and
WHEREAS, the Incremental Lenders are willing to provide the Incremental Term Loans to the Borrower on the Incremental Amendment Effective Date (as defined below), and the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment constitutes an amendment to the Credit Agreement pursuant to Section 2.19(f) and a “Loan Document”, as defined in the Credit Agreement.
SECTION 2.Incremental Loans. (a) Each Incremental Lender hereby agrees, severally and not jointly, to make an Incremental Term Loan to the Borrower on the Incremental Amendment Effective Date in Dollars in an aggregate principal amount equal to the amount set forth opposite such Incremental Lender’s name on Schedule I attached hereto (each, an “Incremental Term Commitment” and, collectively, the “Incremental Term Commitments”), on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth herein. The Incremental Term Loans shall be deemed to be “Initial Term Loans” and “Term Loans” as defined in the Credit Agreement (as amended hereby) for all purposes of the Loan Documents having terms and provisions identical to those applicable to the Initial Term Loans outstanding immediately prior to the Incremental Amendment Effective Date (the “Existing Term Loans”).
(b) The Incremental Term Loans shall be made as a single borrowing, with an initial Interest Period that commences on the Incremental Amendment Effective Date and ends on the last day of the Interest Period applicable to the Existing Term Loans on the Incremental Amendment Effective Date. During such initial Interest Period, the Eurocurrency Rate applicable to the Incremental Term Loans shall be the same Eurocurrency Rate applicable for the Existing Term Loans as of the Incremental Amendment Effective Date. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the Incremental Amendment Effective Date, the Existing Term Loans and the Incremental Term Loans shall constitute a single Class and a single borrowing of Initial Term Loans for all purposes under the Credit Agreement (as amended hereby).
(c) Unless previously terminated, the commitments of the Incremental Lenders pursuant to Section 2(a) shall terminate upon the making of the Incremental Term Loans on the Incremental Amendment Effective Date.
(d) Each Incremental Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make an Incremental Term Loan, have been made available to such Incremental Lender; (ii) agrees that it will, independently and without reliance upon the Agent, Goldman Sachs Lending Partners LLC (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), JPMorgan Chase Bank, N.A. (“JPMorgan”; provided JPMorgan may perform its responsibilities in such capacity through its affiliate J.P. Morgan Securities LLC), SunTrust Robinson Humphrey, Inc. (“STRH”, together with Goldman Sachs, MLPFS and JPMorgan, each in its capacity as a joint lead arranger and bookrunner with respect to this Amendment, the “Incremental Amendment Lead Arrangers”), Citizens Bank, N.A. (“Citizens”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), KeyBanc Capital Markets Inc. (“KeyBanc”), Macquarie Capital (USA) Inc. (“Macquarie”), Needham & Company, LLC (“Needham”), Oppenheimer & Co. Inc. (“Oppenheimer”), Raymond James & Associates (“Raymond James”) and Robert W. Baird & Co. Incorporated (“Baird” and collectively with Citizens, Stifel, KeyBanc, Macquarie, Needham, Oppenheimer and Raymond James, each in its capacity as a co-manager with respect to this Amendment the “Incremental Amendment Co-Managers”; the Incremental Amendment Co-Managers, together with the Incremental Amendment Lead Arrangers, the “Incremental Amendment Arrangers”), or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Incremental Amendment Effective Date such Incremental Lender shall be a “Lender”, “Initial Term Lender” and an “New Term Loan Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Incremental Term Lender thereunder.
SECTION 3.Amortization of Term Loans.     The Borrower hereby agrees that effective as of the Incremental Amendment Effective Date, the Initial Term Loans (including the Existing Term Loans and the Incremental Term Loans) shall amortize as set forth on Schedule II hereto, and the amount of each

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payment of principal in respect of Initial Term Loans pursuant to Section 2.06 of the Credit Agreement shall, in lieu of the applicable amount set forth therein, be in the applicable amount set forth on Schedule II hereto (as adjusted from time to time in accordance with the terms of Section 2.06 of the Credit Agreement (as amended hereby)).
SECTION 4.Amendments to Credit Agreement.
(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
“Incremental Facility Amendment” means, that certain Incremental Facility Amendment to Credit Agreement dated as of July 19, 2018 among the Borrower, the other Loan Parties thereto, the Agent and the Lenders party thereto.
“Incremental Amendment Effective Date” means, the date on which the conditions precedent set forth in Section 5 of the Incremental Facility Amendment were satisfied or waived in accordance therewith.
“Incremental Term Commitments” means the New Term Commitments made on the Incremental Amendment Effective Date pursuant to the Incremental Facility Amendment.
“Incremental Term Loans” means the New Term Loans made on the Incremental Amendment Effective Date pursuant to the Incremental Facility Amendment.
(b)    The following defined terms in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Initial Term Commitment” means with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans in the aggregate principal amount set forth opposite such Initial Term Lender’s name on the Commitments Schedule under the heading “Initial Term Commitments” or on Schedule I to the Incremental Facility Amendment, as applicable.
“Initial Term Loan” has the meaning assigned to such term in Section 2.01; provided that, on and after the Incremental Amendment Effective Date, Initial Term Loans shall include the Incremental Term Loans incurred under the Incremental Facility Amendment. The aggregate principal amount of Initial Term Loans after giving effect to the transactions contemplated by the Incremental Facility Amendment and the Incremental Term Loans incurred and funded on the Incremental Amendment Effective Date is $746,000,000.
“(c)    The following defined terms in Section 1.01 of the Credit Agreement are hereby amended as follows:
(i)The defined term “Class” is hereby amended to add the following sentence after the last sentence thereof:
“For the avoidance of doubt, the Incremental Term Loans incurred under the Incremental Facility Amendment shall constitute the same Class with the Initial Term Loans, and the Incremental Term Commitments under the Incremental Facility Amendment shall constitute an “Initial Term Commitment”.”

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(ii)The defined term “Initial Term Lender” is hereby amended to add the following sentence after the last sentence thereof:
“For the avoidance of doubt, each Lender making an Incremental Term Loan pursuant to the Incremental Facility Amendment shall constitute an “Initial Term Lender” hereunder.”
(iii)    The defined term “Lender” is hereby amended to add the following sentence after the last sentence thereof:
“For the avoidance of doubt, each Lender making an Incremental Term Loan pursuant to the Incremental Facility Amendment shall constitute a “Lender” hereunder and, after the Incremental Amendment Effective Date, the Agent shall update and/or modify the Register to give effect to the Incremental Amendment Effective Date and the transactions contemplated by the Incremental Facility Amendment.”
(d)    Section 2.08(c) of the Credit Agreement is hereby amended by deleting the words “First Amendment Effective Date” and replacing them with the words “Incremental Amendment Effective Date”.
(e)    Section 2.19(d) of the Credit Agreement is hereby amended by deleting the words “Closing Date” and replacing them with the words “Incremental Amendment Effective Date”.
SECTION 5.Conditions Precedent to Incremental Loans. This Amendment, and each Incremental Lender’s obligation to provide the Incremental Term Loans pursuant to this Amendment, shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Incremental Amendment Effective Date”):
(a)The Agent shall have received from the Borrower, each other Loan Party and each Incremental Lender either (i) a counterpart of this Amendment duly executed and delivered on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has duly executed and delivered a counterpart of this Amendment.
(b)The Agent shall have received a favorable written opinion (in each case, addressed to the Agent and the Lenders (including, without limitation, the Incremental Lenders) and dated the Incremental Amendment Effective Date) of (i) Davis, Malm & D’Agostine, P.C., counsel for the Loan Parties, (ii) Herrick Feinstein LLP, New York counsel for the Loan Parties and (iii) Terschan, Steinle, Hodan & Ganzer LTD, Wisconsin counsel for the Loan Parties.
(c)The Agent shall have received a customary certificate from the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries, on a consolidated basis on the Incremental Amendment Effective Date after giving effect to the Incremental Facility Amendment and the incurrence of the Incremental Term Loans (and the use of proceeds therefrom), are solvent (within the meaning of Section 3.15(a) of the Credit Agreement).
(d)The Agent shall have received (i) a certificate of each Loan Party, dated the Incremental Amendment Effective Date and executed by its Secretary, Assistant Secretary or director, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment (and any agreements relating thereto) to which it is a party, (B) identify by name and title and bear the signatures of the other officers of such Loan Party authorized to sign the Amendment (and any agreements relating thereto) to which

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it is a party, (C) either (1) contain appropriate attachments, including the certificate or articles of incorporation or organization of each such Loan Party (and in the case of any such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party), and a true and correct copy of its by-laws, memorandum and articles of incorporation or operating, management, partnership or equivalent agreement to the extent applicable, in each case, certified as of a recent date or (2) include a written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s certificate or articles of incorporation or organization or other applicable constitutive documents most recently certified and delivered to the Agent prior to the Incremental Amendment Effective Date pursuant to the Loan Documents remain in full force and effect on the Incremental Amendment Effective Date without modification or amendment since such original delivery and (D) either (1) attach copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the Incremental Facility Amendment and certify that such consents, licenses and approvals are in full force and effect, or (2) state that no such consents, licenses or approvals are so required and (ii) a good standing certificate for each Loan Party from the applicable governmental authority of its jurisdiction of incorporation.
(e)The Agent shall have received for each Incremental Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Incremental Lender.
(f)All reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel to the Agent and the Incremental Lenders) of the Agent and the Incremental Amendment Arrangers incurred in connection with the transactions contemplated hereby for which invoices have been presented at least one (1) Business Day prior to the Incremental Amendment Effective Date shall have been paid.
(g)The fees previously agreed to be paid by the Borrower on the Incremental Amendment Effective Date to the Incremental Amendment Arrangers shall have been paid.
(h)The Agent, the Incremental Amendment Arrangers and Incremental Lenders shall have received all documentation and other information reasonably requested by them at least three (3) Business Days prior to the Incremental Amendment Effective Date that is required to be obtained or maintained by them by regulatory authorities under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act.
(i)The Agent shall have received a Borrowing Request with respect to the Incremental Term Loans in accordance with the requirements of Section 2.02 of the Credit Agreement.
(j)Upon the effectiveness of this Amendment and both immediately before and immediately after giving effect to this Amendment, and the making of the Incremental Term Loans on the Incremental Amendment Effective Date and the application of the proceeds thereof as contemplated by this Amendment, no Default or Event of Default shall have occurred and be continuing.
(k)Upon the effectiveness of this Amendment and both immediately before and immediately after giving effect to this Amendment, and the making of the Incremental Term

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Loans on the Incremental Amendment Effective Date and the application of the proceeds thereof as contemplated by this Amendment, the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents and Section 7 of this Amendment shall be true and correct in all material respects with the same effect as though made on and as of the Incremental Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects after giving effect to any such qualification as to materiality or “Material Adverse Effect”.
(l)The Agent shall have received the results of recent lien and judgment searches in each of the jurisdictions reasonably requested by it.
(m)At least five days prior to the Incremental Amendment Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) shall deliver a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) in relation to the Borrower.
(n)The Agent and the Incremental Lenders shall have received a certificate from a Responsible Officer of the Borrower dated the Incremental Amendment Effective Date certifying that the conditions set forth in clauses (j) and (k) of this Section 5 have been satisfied.
(o)The Agent shall be reasonably satisfied with the arrangements to consummate the Incremental Amendment Refinancing, including, without limitation, (i) the repurchase through a tender offer on the Incremental Amendment Effective Date of up to all of the currently outstanding 2020 Senior Notes and (ii) the delivery on the Incremental Amendment Effective Date to the trustee under the indenture for the 2020 Senior Notes of an irrevocable notice of redemption in respect of any remaining 2020 Senior Notes.
(p)Each Incremental Lender shall have received an upfront fee equal to 0.50% of the aggregate principal amount of Incremental Term Loans funded by such Incremental Lender on the Incremental Amendment Effective Date. The Administrative Agent may net such upfront fees against the proceeds of the Incremental Term Loans to the Borrower.
(q)The Agent shall have received a “Life-of-Loan” flood hazard determination for each real property encumbered by a Mortgage and, for any Mortgaged Property on which improvements are located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and (ii) evidence of insurance required by Section 5.10(b) of the Credit Agreement.
The Agent shall notify the Borrower and the Lenders of the Incremental Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 6.Post-Closing Requirements. Within ninety (90) days after the Incremental Amendment Effective Date, unless waived or extended by the Agent in its sole discretion, with respect to each real property encumbered by a Mortgage, the Agent shall have received the following, in each case in form and substance reasonably acceptable to the Agent:

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(a)Written confirmation (which may be in the form of email correspondence) provided to the Agent from local counsel in the jurisdiction in which the real property encumbered by a Mortgage is located substantially to the effect that:
(i)the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; and
(ii)no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or
(b)such other documentation as shall confirm the enforceability, validity, perfection and priority of the lien of the Mortgage in favor of the Secured Parties, including, if reasonably determined to be necessary or advisable by the Agent:
(i)an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;
(ii)a favorable opinion or opinions, addressed to the Agent and the Secured Parties covering, among other things, the enforceability, due authorization, execution and delivery of the applicable Mortgage, as amended by the Mortgage Amendment;
(iii)a date down endorsement to the existing title policy (or other title product where a date down endorsement is not available in the applicable jurisdiction), which shall reasonably assure the Agent as of the date of such endorsement (or as of the date of such other title product) that the real property subject to the lien of such Mortgage, as amended by the Mortgage Amendment, is free and clear of all title defects and encumbrances except for Permitted Liens;
(iv)evidence of payment by the Borrower of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above; and
(v)such affidavits, certificates, information and instruments of indemnification as shall be required, and evidence of payment of all title insurance premiums and other charges, to induce the title insurance company to issue the endorsement to the title policy (or other title product) contemplated in this Section 6(b).
SECTION 7.Representations and Warranties. In order to induce the Incremental Lenders and the Agent to enter into this Amendment and to induce the Incremental Lenders to make the

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Incremental Term Loans hereunder, the Borrower hereby represents and warrants to the Incremental Lenders and the Agent on and as of the Incremental Amendment Effective Date that:
(a)This Amendment has been duly authorized, executed and delivered by each Loan Party hereto and constitutes the legal, valid and binding obligations of each such Loan Party enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.
(b)The execution, delivery and performance by each Loan Party of this Amendment is within such Loan Party’s corporate powers, has been duly authorized by all necessary corporate and, if necessary, stockholder action of such Loan Party, and does not and will not (a) conflict with or contravene the terms of any Loan Party’s organization documents, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) for filings and registrations necessary to perfect Liens created pursuant to the Loan Documents, (c) will not violate any Requirement of Law applicable to any Loan Party or any of the Restricted Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of the Restricted Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of the Restricted Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of the Restricted Subsidiaries, except Liens created pursuant to the Loan Documents; except, in the case of each of clauses (b) through (e) above, to the extent that any such violation, default or right, or any failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect.
(c)The representations and warranties of the Borrower and each other Loan Party contained in Article III of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof provided that, to the extent that such representations and warranties expressly relate to an earlier date, they are true and correct in all material respects as of such earlier date (excluding the representation set forth in Section 3.15(a) of the Credit Agreement which are true and correct in all material respects as of the Incremental Amendment Effective Date after giving effect to this Amendment); provided further that any representation and warranty that is qualified as to materiality or “Material Adverse Effect” is true and correct in all respects on the Incremental Amendment Effective Date or on such earlier date, as the case may be after giving effect to any such qualification as to materiality or “Material Adverse Effect”.
(d)No Default or Event of Default exists on the date hereof before or after giving effect to this Amendment and the incurrence of the Incremental Term Loans and the use of proceeds therefrom.
(e)As of the Incremental Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
SECTION 8.Consent and Affirmation of the Loan Guarantors. Each of the Loan Guarantors, in its capacity as a guarantor under Article X of the Credit Agreement and a Grantor under the Security Agreement and as a party to each other Loan Document to which it is a party, hereby (i) consents to the execution, delivery and performance of this Amendment and agrees that each of the Loan Documents to

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which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Incremental Amendment Effective Date, except that, on and after the Incremental Amendment Effective Date, each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this Amendment and (ii) affirms and confirms its guarantee of the Obligations (including the Incremental Term Loans) and the prior pledge and/or prior grant of a security interest in the Collateral to secure the Obligations (including the Incremental Term Loans) and, after giving effect to this Amendment, all of the Collateral described in the Loan Documents does, and shall continue to, secure the payment and performance in full of all of the Obligations (including the Incremental Term Loans), including the Initial Term Loans and the Incremental Term Loans and the obligations related thereto and no new filings are required to be made or other action required to be taken to perfect or to maintain the perfection and priority of such Liens.
SECTION 9.Affirmation of the Borrower. The Borrower hereby (i) agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Incremental Amendment Effective Date, except that, on and after the Incremental Amendment Effective Date, each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this Amendment and (ii) affirms and confirms its prior pledge and/or prior grant of a security interest in the Collateral to secure the Obligations (including the Incremental Term Loans) and, after giving effect to this Amendment, all of the Collateral described in the Loan Documents does, and shall continue to, secure the payment and performance in full of all of the Obligations (including the Incremental Term Loans), including the Initial Term Loans and the Incremental Term Loans and the obligations related thereto and no new filings are required to be made or other action required to be taken to perfect or to maintain the perfection and priority of such Liens.
SECTION 10.Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.
SECTION 11.Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

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SECTION 12.Execution in Counterparts. This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
SECTION 13.Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
SECTION 14.GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 15.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.
SECTION 16.Certain Tax Matters. The parties shall treat the Incremental Term Loans as being fungible with the Existing Term Loans for U.S. federal income tax purposes.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CLEAN HARBORS, INC., as Borrower
By:	/s/ Michael Battles _
Name: Michael Battles
Title: Executive Vice President and Chief Financial Officer

OTHER loan parties:

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS ES INDUSTRIAL SERVICES, INC. CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC

[Signature Page to Incremental Facility Amendment]
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CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SAN LEON, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS SURFACE RENTALS USA, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WICHITA, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
EMERALD SERVICES, INC.
GSX DISPOSAL, LLC
HILLIARD DISPOSAL, LLC
INDUSTRIAL SERVICE OIL COMPANY, INC.
MURPHY’S WASTE OIL SERVICE INC.
ROEBUCK DISPOSAL, LLC
ROSEMEAD OIL PRODUCTS, INC.
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN, INC.
SAFETY-KLEEN INTERNATIONAL, INC.
SAFETY-KLEEN SYSTEMS, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
THERMO FLUIDS INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
TULSA DISPOSAL, LLC
VERSANT ENERGY SERVICES, INC.

By:/s/ Michael Battles _ Name: Michael Battles Title: Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

By:/s/ Michael McDonald________ Name: Michael McDonald Title: President

GOLDMAN SACHS LENDING PARTNERS LLC, as Agent By:/s/ Thomas M. Manning__________ Name: Thomas M. Manning Title: Authorized Signatory

[Signature Page to Incremental Facility Amendment]
869844.1

GOLDMAN SACHS LENDING PARTNERS LLC, as an Incremental Lender
By:	/s/ Thomas M. Manning__________
Name: Thomas M. Manning
Title: Authorized Signatory

[Signature Page to Incremental Facility Amendment]
869844.1

Schedule I

As of the Incremental Amendment Effective Date:

Incremental Lender	Incremental Term Commitment
Goldman Sachs Lending Partners LLC	$350,000,000
Total:	$350,000,000

869844.1

Schedule II

Date	Amount
September 30, 2018	$1,883,838.38
December 31, 2018	$1,883,838.38
March 31, 2019	$1,883,838.38
June 30, 2019	$1,883,838.38
September 30, 2019	$1,883,838.38
December 31, 2019	$1,883,838.38
March 31, 2020	$1,883,838.38
June 30, 2020	$1,883,838.38
September 30, 2020	$1,883,838.38
December 31, 2020	$1,883,838.38
March 31, 2021	$1,883,838.38
June 30, 2021	$1,883,838.38
September 30, 2021	$1,883,838.38
December 31, 2021	$1,883,838.38
March 31, 2022	$1,883,838.38
June 30, 2022	$1,883,838.38
September 30, 2022	$1,883,838.38
December 31, 20212	$1,883,838.38
March 31, 2023	$1,883,838.38
June 30, 2023	$1,883,838.38
September 30, 2023	$1,883,838.38
December 31, 2023	$1,883,838.38
March 31, 2024	$1,883,838.38

869844.1